UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: September 29, 2009
(Date of earliest event reported)

CMG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-1667
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item  8.01      Other Events.

On Wednesday, September 23, 2009, the Registrant entered into a Letter of Intent with AudioEye, Inc. of Tucson, Arizona whereby the Registrant agreed to the principal terms and conditions under which the Registrant will acquire all of the outstanding capital stock of AudioEye for $500,000 cash to be delivered at closing to fund the Company's working capital requirements, an additional working capital commitment of up to $3 million dollars over a period of 24 months post-closing to be determined and mutually agreed upon by the parties and to be specified in the Purchase Agreement, and a number of shares of the common stock of CMG Holdings, Inc. to be determined and mutually agreed upon by the parties and to be specified in the Purchase Agreement, plus a deferred payment to be paid in cash and stock of the Registrant based on a multiple of Company’s average net income during an earn-out period to be determined by parties and to be specified in the Purchase Agreement.  The Registrant and AudioEye, Inc. agree to use reasonable diligence to commence good faith negotiations in order to execute and deliver a definitive stock purchase or merger agreement relating to the Acquisition.

SIGNATURE

CMG HOLDINGS, INC.
(Registrant)

Date: September 29, 2009	By: /s/ ALAN MORELL
Alan Morell
Chief Executive Officer
(Duly Authorized Officer)

By: /s/ JAMES J. ENNIS
James J. Ennis
Chief Financial Officer
(Principal Financial
and Accounting Officer)